UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 6, 2015

New York REIT, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-36416	27-1065431
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

405 Park Avenue, 14th Floor
New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08 Shareholder Director Nominations.

On December 6, 2015, as previously disclosed in a press release filed with the Securities and Exchange Commission on December 7, 2015 as part of a Current Report on Form 8-K, the Board of Directors of New York REIT, Inc. (the “Company”) determined that the Company’s 2016 annual meeting of stockholders will be held on October 24, 2016, which represents a change of more than 30 days from the date of the Company’s 2015 annual meeting of stockholders.

Additional information about the Company’s 2016 annual meeting of stockholders, such as the time, location and record date, will be included in the related proxy statement and proxy card to be filed with the Securities and Exchange Commission (the “2016 Proxy Statement”).

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, in order for a stockholder proposal to be considered for inclusion in the 2016 Proxy Statement, the proposal must be received at the Company’s principal executive offices no later than June 26, 2016. Any proposal received after the applicable time in the previous sentence will be considered untimely.

Pursuant to the Company’s bylaws, for any proposal that is not submitted for inclusion in the 2016 Proxy Statement but is instead sought to be presented directly at the Company’s 2016 annual meeting of stockholders to be properly submitted for presentation at the 2016 annual meeting of stockholders, the Company’s secretary must receive written notice of the proposal at the Company’s principal executive offices during the period beginning on May 27, 2016 and ending at 5:00 p.m., Eastern Time, on June 26, 2016. Any proposal received after the applicable time in the previous sentence will be considered untimely. Additionally, any such proposal must contain information specified in the Company’s bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2015	NEW YORK REIT, INC.

	By:	/s/ Michael A. Happel
Michael A. Happel
Chief Executive Officer and President